AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 2000
                                                REGISTRATION NO.  333-________
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------
                      INRANGE TECHNOLOGIES CORPORATION
           (Exact name of registrant as specified in its charter)

               DELAWARE                                   06-0962862
   (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                   Identification Number)

                           13000 MIDLANTIC DRIVE
                        MT. LAUREL, NEW JERSEY 08054
           (Address of registrant's principal executive offices)

       INRANGE TECHNOLOGIES CORPORATION 2000 STOCK COMPENSATION PLAN INRANGE TECHNOLOGIES CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                         (Full title of the plans)


                            GREGORY R. GRODHAUS
                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      INRANGE TECHNOLOGIES CORPORATION
                           13000 MIDLANTIC DRIVE
                        MT. LAUREL, NEW JERSEY 08054
                               (856) 234-7900
         (Name, address, and telephone number of agent for service)

                                           CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                      PROPOSED
                                                                      MAXIMUM        PROPOSED MAXIMUM
             TITLE OF SECURITIES                AMOUNT TO BE      OFFERING PRICE        AGGREGATE          AMOUNT OF
              TO BE REGISTERED                 REGISTERED (1)        PER SHARE       OFFERING PRICE    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------

Class B common stock, par value $0.01 per
share (the "Common Stock")                    10,254,000 shares      $16.00 (2)      $164,064,000          $43,313
----------------------------------------------------------------------------------------------------------------------------

Common Stock                                   1,331,000 shares      $13.00 (3)       $17,303,000           $4,568
----------------------------------------------------------------------------------------------------------------------------

Total                                         11,585,000 shares        --                 --               $47,881
----------------------------------------------------------------------------------------------------------------------------

(1) Includes an indeterminate number of shares of Common Stock that may be issued in the event of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"). This Registration Statement registers the following number of shares of Common Stock that may be issued under each of the following plans: 11,530,000 pursuant to the Inrange Technologies Corporation 2000 Stock Compensation Plan and 55,000 pursuant to the Inrange Technologies Corporation Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act using the initial public offering price.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act.

                                   PART I

                              EXPLANATORY NOTE

     This Form S-8 Registration Statement relates to 55,000 shares of our Common Stock which may be issued under our Employee Stock Purchase Plan (the "ESPP") and 11,530,000 shares of our Common Stock which may be issued under our 2000 Stock Compensation Plan.

     The documents containing information specified by Part I of this Registration Statement will be delivered to participants in the ESPP and recipients of awards under the 2000 Stock Compensation Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. These documents are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     References to the "Company" and the "Registrant" shall mean Inrange Technologies Corporation, a Delaware corporation.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, DC, New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the Nasdaq Stock Market's National Market, 33 Whitehall Street, New York, NY 10004.

     The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering:

     (a) Our prospectus filed with the SEC on September 22, 2000 pursuant to Rule 424(b) of the Securities Act in connection with the Form S-1, which includes our audited financial statements for the fiscal year ended December 31, 1999 and describes the terms of the Common Stock.

     (b) Our Registration Statement on Form 8-A filed with the SEC on September 13, 2000, which describes the terms of the Common Stock.

     ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York, will pass upon the validity of the issuance of the shares of Common Stock.

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Our bylaws and our certificates of incorporation require us to indemnify to the fullest extent authorized by the DGCL any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

     As permitted by Section 102(b)(7) of the DGCL, our certificate of incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under section 174 of the DGCL; or (d) from any transaction from which the director derived an improper personal benefit.

     We intend to obtain primary and excess insurance policies insuring our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

     Additionally, reference is made to the Underwriting Agreement filed as
Exhibit 1.1 to our Registration Statement No. 333-38592 on Form S-1, which provides for indemnification by us of our underwriters and persons who control them under certain circumstances, and by our underwriters of us and persons who control us under certain circumstances.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

     ITEM 8. EXHIBITS

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         ----------------------

4.1 Amended and Restated Certificate of Incorporation of the Company, previously filed as Exhibit 3.3 to the Company's Registration Statement No. 333-38592 on Form S-1, and incorporated herein by reference

4.2 Amended and Restated By-Laws of the Company, previously filed as Exhibit 3.2 to the Company's Registration Statement No. 333-38592 on Form S-1, and incorporated herein by reference

4.3*                Inrange   Technologies   Corporation   Employee   Stock
                    Purchase Plan

4.4 Inrange Technologies Corporation 2000 Stock Compensation Plan, previously filed as Exhibit 10.8 to the Company's Registration Statement No. 333-38592 on Form S-1, and incorporated herein by reference

5.1*                Opinion of Fried, Frank, Harris, Shriver & Jacobson

23.1                Consent  of Fried,  Frank,  Harris,  Shriver & Jacobson
                    (included in Exhibit 5.1)

23.2* Consent of Arthur Andersen LLP (independent public accountants)

23.3* Consent of Arthur Andersen LLP (independent public accountants)

23.4*               Consent  of  Ernst  & Young  LLP (independent auditors)

24 Power of Attorney (included in the signature pages of this Registration Statement)

--------------------
*     Filed herewith.


     ITEM 9. UNDERTAKINGS

     The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person of the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Laurel, State of New Jersey, on September 22, 2000.

                                   INRANGE TECHNOLOGIES CORPORATION

                                   /s/ Kenneth H. Koch
                                   ----------------------------------------
                                   By: Kenneth H. Koch
                                   Vice President and General Counsel


                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Inrange Technologies Corporation, a Delaware corporation, do hereby constitute and appoint Gregory R. Grodhaus, Jay Zager and Kenneth H. Koch, and each of them, the lawful attorneys-in-fact and agents of each of them with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to (i) this Registration Statement, (ii) any and all amendments and supplements to this Registration Statement, (iii) any and all additional registration statements pursuant to Instruction E to Form S-8 and (iv) any and all instruments or documents filed as part of or in conjunction with this Registration Statement (and any amendments or supplements thereto). Each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            SIGNATURE                             TITLE                        DATE
---------------------------------  ----------------------------------  ----------------------

/s/ John B. Blystone               Chairman of the Board                 September 22, 2000
---------------------------------
        John B. Blystone


/s/ Gregory R. Grodhaus            President and Chief Executive         September 22, 2000
---------------------------------  Officer, Director (Principal
       Gregory R. Grodhaus         Executive Officer)


/s/ Jay Zager                      Vice President, Chief Financial       September 22, 2000
---------------------------------  Officer and Treasurer (Principal
            Jay Zager              Financial and Accounting Officer)


/s/ Robert B. Foreman              Director                              September 22, 2000
---------------------------------
        Robert B. Foreman


/s/ Christopher J. Kearney         Director                              September 22, 2000
---------------------------------
     Christopher J. Kearney


/s/ Lewis M. Kling                 Director                              September 22, 2000
---------------------------------
         Lewis M. Kling


/s/ Patrick J. O'Leary             Director                              September 22, 2000
---------------------------------
       Patrick J. O'Leary

                             INDEX TO EXHIBITS

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         ----------------------

4.1 Amended and Restated Certificate of Incorporation of the Company, previously filed as Exhibit 3.3 to the Company's Registration Statement No. 333-38592 on Form S-1, and incorporated herein by reference

4.2 Amended and Restated By-Laws of the Company, previously filed as Exhibit 3.2 to the Company's Registration Statement No. 333-38592 on Form S-1, and incorporated herein by reference

4.3*                Inrange   Technologies   Corporation   Employee   Stock
                    Purchase Plan

4.4 Inrange Technologies Corporation 2000 Stock Compensation Plan, previously filed as Exhibit 10.8 to the Company's Registration Statement No. 333-38592 on Form S-1, and incorporated herein by reference

5.1*                Opinion of Fried, Frank, Harris, Shriver & Jacobson

23.1                Consent  of Fried,  Frank,  Harris,  Shriver & Jacobson
                    (included in Exhibit 5.1)

23.2* Consent of Arthur Andersen LLP (independent public accountants)

23.3* Consent of Arthur Andersen LLP (independent public accountants)

23.4*               Consent  of  Ernst  & Young  LLP (independent auditors)

24 Power of Attorney (included in the signature pages of this Registration Statement)

--------------------
*     Filed herewith.